Exhibit 99.1

Centessa Pharmaceuticals Strengthens Executive Leadership with Appointment of John Crowley CPA, as Chief Financial Officer and Gregory Weinhoff MD MBA, as Chief Business Officer

| Source: Centessa Pharmaceuticals plc

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BOSTON and LONDON, June 10, 2024 (GLOBE NEWSWIRE) — Centessa Pharmaceuticals plc (Nasdaq: CNTA), a clinical-stage pharmaceutical company that aims to discover and develop medicines that are transformational for patients, today announced that John Crowley CPA, has been appointed Chief Financial Officer, and Gregory Weinhoff MD MBA, former Chief Financial Officer, has been appointed to the newly created role of Chief Business Officer, effective June 10, 2024.

“With all three of our core programs in the clinic, we believe we have solidified a strong foundation and are poised for our next exciting chapter as a company. To best position Centessa for this pivotal time, we’ve added key new talent to lead our finance organization and have enhanced our strategic focus on business development,” said Saurabh Saha MD PhD, Chief Executive Officer of Centessa. “We are thrilled to welcome John to our executive leadership team. John is a seasoned life sciences financial executive with deep technical knowledge and experience in driving financial strategy, operations and planning. He will be an invaluable asset as we work to further advance our programs and maintain a strong financial framework for our company.”

Dr. Saha continued, “We also look forward to leveraging Greg’s extensive business development experience in the newly created role of Chief Business Officer. Greg’s experience developing strategic industry partnerships will be important toward our goal of bringing our transformative medicines to patients in need. I am excited for the path ahead and look forward to working with John, Greg and the rest of the team as we transition into our next chapter.”

John Crowley CPA, Chief Financial Officer

Mr. Crowley brings over 20 years of global finance and operational experience in the life sciences industry to Centessa. He most recently served as Chief Financial Officer of Fusion Pharmaceuticals prior to its acquisition by AstraZeneca in June 2024. He also served as Executive Vice President and Chief Financial Officer of Merus, Inc. Prior to Merus, Mr. Crowley served as the Corporate Senior Vice President, Corporate Controller and Chief Accounting Officer of Charles River Laboratories, Inc. Previously, Mr. Crowley held senior corporate finance positions at Ironwood Pharmaceuticals, Inc., Vertex Pharmaceuticals, Inc., and Sunovion Pharmaceuticals, Inc., where he supported several commercial launches, financings, and business development transactions in rapidly growing companies. Mr. Crowley is a Certified Public Accountant and graduated Summa Cum Laude from Babson College with BS degrees in both Economics and Accountancy.

Greg Weinhoff MD MBA, Chief Business Officer

Dr. Weinhoff served as Chief Financial Officer of Centessa from March 2021 to June 2024. He brings over 20 years of business development experience to the newly created position of Chief Business Officer. Prior to Centessa, Dr. Weinhoff was co-founder, director and chief financial and business officer of Arvelle Therapeutics B.V., which was acquired by Angelini Pharma in 2021. While with Arvelle, he led the asset identification and in-licensing of cenobamate, a novel anti-seizure medicine. Prior to Arvelle, Dr. Weinhoff served as Chief Financial Officer at Axovant Sciences, Inc., where he led financial functions and the execution of several private and public financings. Before Axovant, Dr. Weinhoff spent 15 years as an early-stage healthcare venture capitalist at CHL Medical Partners, where he was founding CEO of Amicus Therapeutics and his firm was the sole Series A investor. Dr. Weinhoff holds an MD from Harvard Medical School, an MBA from Harvard Business School and an AB in economics from Harvard College. Prior to graduate school, Dr. Weinhoff was a financial analyst in Morgan Stanley & Co.’s healthcare corporate finance group.

About Centessa Pharmaceuticals

Centessa Pharmaceuticals plc is a clinical-stage pharmaceutical company that aims to discover and develop medicines that are transformational for patients. Our most advanced programs include a hemophilia program, an orexin agonist program for the treatment of narcolepsy and other sleep-wake disorders, and an immuno-oncology program focused on our LockBody® technology platform. We operate with the conviction that each of our programs has the potential to change the current treatment paradigm and establish a new standard of care. For more information, visit www.centessa.com, which does not form part of this release.

Forward Looking Statements

This press release contains forward-looking statements. These statements may be identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” “aim,” “seek,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including statements related to the Company’s ability to discover and develop transformational medicines for patients and its expectations for executing on the Company’s pipeline. Any forward-looking statements in this press release are based on our current expectations, estimates, assumptions and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the safety and tolerability profile of our product candidates; our ability to identify, screen and recruit a sufficient number of or any subjects in our existing and anticipated new studies or clinical trials including PRESent-2, PRESent-3, PRESent-5, and studies or trials of LB101 and ORX750 or within anticipated timelines; our expectations relating to the Phase 1 first-in-human, clinical trial of ORX750, including the predicted timing of enrollment, the predicted efficacious doses of ORX750 and our ability to successfully conduct our clinical development of ORX750, our ability to protect and maintain our intellectual property position; business (including commercial viability), regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about the Company; risks inherent in developing product candidates and technologies; future results from our ongoing and planned clinical trials; our ability to obtain adequate financing, including through our financing facility with Oberland, to fund our planned clinical trials and other expenses; trends in the industry; the legal and regulatory framework for the industry, including the receipt and maintenance of clearances to conduct or continue clinical testing; our operating costs and use of cash, including cash runway, cost of development activities and conducting clinical trials, future expenditures risks; the risk that any one or more of our product candidates will not be successfully developed and/or commercialized; the risk that the historical results of preclinical studies or clinical studies will not be predictive of future results in ongoing or future studies; economic risks to the United States and United Kingdom banking systems; and geo-political risks such as the Russia-Ukraine war or the Middle East conflicts. These and other risks concerning our programs and operations are described in additional detail in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and our other reports, which are on file with the U.S. Securities and Exchange Commission (SEC). We explicitly disclaim any obligation to update any forward-looking statements except to the extent required by law.

Contact:

Kristen K. Sheppard, Esq.

SVP of Investor Relations

investors@centessa.com